INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 131 to Registration Statement (No. 2-67052) on Form N-1A of Forum Funds of our reports for Austin Global Equity Fund, Investors Bond Fund, Taxsaver Bond Fund, Maine Taxsaver Bond Fund, New Hampshire Taxsaver Bond Fund, Payson Value Fund, Payson Balanced Fund, and Shaker Fund dated May 16, 2003 in the Statements of Additional Information, which are part of such Registration Statement, and to the reference to us under the headings "Financial Highlights" appearing in the Prospectuses, which are also part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP

July 30, 2003